SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 11, 2012

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.

6363 South Fiddlers Green Circle, Greenwood Village, CO 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on Form 8-K filed with the Securities and Exchange Commission on September 18, 2012, David Ottewell provided Newmont Mining Corporation (the “Company”) notice of his decision to resign as Vice President and Controller (and Principal Accounting Officer) of the Company effective November 2, 2012 to pursue another opportunity.

Effective November 2, 2012 and subject to Board approval, the Company has appointed Chris Howson as Vice President and Controller, reporting to Russell Ball, the Company’s Executive Vice President and Chief Financial Officer. Mr. Howson, age 42, joined the Company in 2011, serving as Vice President, Internal Audit. Prior to joining the Company, Mr. Howson served at KPMG since 1995 where he was Partner for Risk and Compliance Services. Prior to that, Mr. Howson held senior consultant and accountant positions with Overland Consulting and KPMG. Mr. Howson is a certified public accountant and holds a Bachelor of Science degree in Business Administration from Colorado State University.

For purposes of Item 401(b) of Regulation S-K, there are no reportable arrangements or understandings between Mr. Howson and any other persons pursuant to which he was selected for the role of Vice President and Controller. There are no relationships between Mr. Howson and any of the Company’s directors, executive officers or other key personnel or related party transactions entered into with Mr. Howson that are reportable under Item 401(d) or Item 404(a), respectively, of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Senior Vice President, General Counsel and Secretary

Dated: October 12, 2012

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